EXHIBIT 10.27

AGREEMENT FOR PURCHASE

AND SALE OF PROPERTY

(Building E - Madison)

THIS AGREEMENT is made and entered into as of this 24th day of November, 2010, by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation (“Seller”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H T H A T :

WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions and Exhibits.

1.1 Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Agreement. This Agreement for Purchase and Sale of Property.

Building. Building E of Madison Business Center, Tampa, Hillsborough County, Florida.

Closing. The closing and consummation of the purchase and sale of the Property pursuant hereto.

Closing Date. The date on which the Closing occurs as provided in Section 11.1 hereof.

Confidential Information. The confidential information described in Section 6.2 hereof.

Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

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Deed. The Special Warranty Deed to be executed by Seller in the form attached hereto as Exhibit J.

Earnest Money. The amount deposited by Buyer in escrow with Escrow Agent as earnest money pursuant to the terms and conditions of Section 3 hereof, together with any interest earned thereon (which shall follow principal).

Environmental Matter. Any matter or circumstance related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal or other handling of any Hazardous Substance (as hereinafter defined), (iii) the placement of structures or materials into waters of the United States, (iv) above-ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Substances, (v) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date.

Escrow Agent. Fidelity National Title Insurance Company acting as Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and Section 3 hereof.

Escrow Agreement. That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof and attached hereto as Exhibit A and by this reference made a part hereof.

Guarantor or Guarantors. Each guarantor of any of a Tenant’s duties and obligations under such Tenant’s Lease (collectively, the “Guarantors”).

Guaranty or Guaranties. Each guaranty of all or any of a Tenant’s duties and obligations under a Lease (collectively, the “Guaranties”).

Hazardous Substances. Any and all hazardous, extremely hazardous, or toxic substances or wastes or constituents as those terms are defined by any applicable Hazardous Substance Law (including, without limitation, CERCLA and RCRA) and petroleum, petroleum products, asbestos or any asbestos-containing materials, the group of organic compounds known as polychlorinated biphenyls (PCBs), flammables, explosives, radioactive materials, and chemicals known to cause cancer or reproductive toxicity.

Hazardous Substance Law. Any and all federal, state, or local laws, rules, regulations, ordinances, agency or judicial orders and decrees, and agency agreements now and hereafter enacted or promulgated or otherwise in effect, relating to the protection of the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49

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U.S.C. §6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto.

Improvements. The Building and any other buildings, structures, fixtures and improvements located upon the Land.

Inspection Date. The Inspection Date set forth in Section 6.4 hereof.

Intangible Personal Property. All intangible personal property, if any, owned by Seller and related to the Land and the Improvements, including, without limitation: any trade names and trademarks associated with the Land and the Improvements (but only the non-exclusive right to use the name “Madison”, “Madison Business Center” and any derivatives thereof); any plans and specifications and other architectural and engineering drawings for the Improvements; any warranties; any Service Contracts (as defined below) and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the Closing Documents as defined below); and any governmental permits, approvals and licenses (including any pending applications).

Land. All those tracts or parcels of land described in Exhibit B attached hereto and by this reference made a part hereof, on which the Building is located, together with all tenements, hereditaments, appurtenances and easements belonging or pertaining thereto, and all of Seller’s right, title and interest in and to any strips and gores of streets, rights of way or other land adjacent thereto.

Lease; Leases. Each lease of space or property within the Property in force and effect as of the date hereof and being listed in Exhibit C attached hereto and by this reference made a part hereof, together with any additional leases of the Property which are authorized pursuant to the express terms of this Agreement (collectively, the “Leases”).

Permitted Title Exceptions. Those matters identified on Exhibit D attached hereto and by this reference made a part hereof and, to the extent not included therein, current and future ad valorem property taxes not yet due and payable, any zoning laws and ordinances, the Leases, and any matter approved or deemed approved, or consented to, by Buyer pursuant to Section 5.

Property. All of Seller’s right, title and interest in, to and under the following:

(i) The Leases;

(ii) The Intangible Personal Property;

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(iii) The Land;

(iv) The Improvements;

(v) The personal property (collectively, the “Personal Property”) listed on Exhibit E attached hereto and by this reference made a part hereof;

(vi) The Guaranties;

(vii) The Security Deposits;

(viii) The Surviving Service Contracts;

(ix) All rights of way or use, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller; and

(x) All mineral and mineral rights, oil, gas, and oil and gas rights, development rights, air rights and water and sewer capacity benefiting or pertaining to the Land or Improvements.

Proration Date. The effective date of the prorations provided in Section 4.2 hereof, which is 11:59 p.m. on the eve of the Closing Date.

Purchase Price. The purchase price for the Property described in Section 4.1 hereof.

Rent Roll. The rent roll attached hereto as Exhibit F and by this reference made a part hereof, or any updated version thereof.

Rents. The rents and other charges under the Leases described in Section 4.2.1 hereof.

Security Deposits. Any and all security deposits made pursuant to the Leases; and if a tenant is entitled to earn and be paid interest on its security deposit, then together with interest accrued on such tenant’s security deposit.

Service Contracts. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements (other than the Leases) that are in force and effect and affect the Property or the operation, repair or maintenance thereof, a complete list of such contracts or agreements being contained in Exhibit G attached hereto and by this reference made a part hereof.

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Survey. The survey of the Land described in Section 6.5 hereof.

Surviving Service Contracts. Those Service Contracts which Buyer may elect in writing to assume, pursuant to Section 7 below, and which shall be assigned to Buyer at the Closing.

Tenant or Tenants. Each tenant who has executed a Lease (collectively, the “Tenants”).

Tenant Estoppel Certificates. The estoppel certificates which Seller shall devote its good faith efforts to obtain from the Tenants, as provided in Section 9.2 hereof, such certificates to be either (a) substantially in the form of Exhibit H attached hereto and by this reference made a part hereof or (b) in the specific form required by a Lease, if applicable.

Title Commitment. The title commitment described in Section 5 hereof.

Title Insurer. Escrow Agent, acting as the title insurer hereunder.

1.2 Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A -	Escrow Agreement

Exhibit B -	Description of Land

Exhibit C -	List of Leases and Commission Agreements

Exhibit D -	Permitted Title Exceptions

Exhibit E -	List of Personal Property

Exhibit F -	Rent Roll

Exhibit G -	Service Contracts

Exhibit H -	Form of Tenant Estoppel Certificate

Exhibit I -	Description of Litigation Affecting the Property

Exhibit J -	Form of Deed

Exhibit K -	Reserved

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Exhibit L -	Assignment and Assumption of Leases and Guaranties

Exhibit M -	Non-Foreign Certificate

Exhibit N -	Bill of Sale

Exhibit O -	Assignment and Assumption of Surviving Service Contracts

Exhibit P -	General Assignment

Exhibit Q -	Master Service Contracts

Exhibit R -	Audit Letter

Section 2. Purchase and Sale Agreement.

Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase the Property.

Section 3. Earnest Money.

3.1 Earnest Money. Within two (2) business days after receipt of an executed copy of this Agreement, Buyer shall deposit with Escrow Agent (i) an executed original of the Escrow Agreement and the sum of One Hundred Fifty Nine Thousand Seven Hundred Fifty and No/100 Dollars ($159,750.00) as the initial earnest money deposit under this Agreement (the “Initial Deposit”). If Buyer waives its right to terminate this Agreement prior to the Inspection Date in accordance with Section 6.4, Buyer shall deposit in escrow with the Escrow Agent an additional amount of One Hundred Fifty Nine Thousand Seven Hundred Fifty and No/100 Dollars ($159,750.00) (the “Additional Deposit”) in cash or other immediately available funds within two (2) business day after the Inspection Date. The Initial Deposit and the Additional Deposit (if and when the Additional Deposit is deposited by Buyer with the Escrow Agent as provided hereunder), together with any interest or other income earned thereon (collectively, the “Earnest Money”), shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement. The Earnest Money (less $100 to be paid to Seller) shall be refunded to Buyer in the event that this Agreement is terminated for any reason other than Buyer’s default.

3.2 Disbursement. Whenever the Earnest Money is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be necessary, if any, or, in the opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

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Section 4. Purchase Price.

4.1 Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be Ten Million Six Hundred Fifty Thousand and No/100 Dollars ($10,650,000.00). The Purchase Price, as adjusted by the prorations provided in Section 4.2 hereof and as reduced by the Earnest Money, which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price, shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds reasonably acceptable to Seller.

4.2 Prorations. The following items shall be prorated between Seller and Buyer as of the Proration Date, and prorations favoring Buyer, to the extent determinable as of the Proration Date, shall reduce the Purchase Price payable by Buyer at the Closing, and such prorations favoring Seller, to the extent determinable as of the Proration Date, shall increase the Purchase Price payable by Buyer at the Closing:

4.2.1 Rents, additional rents, common area maintenance charges, charges for taxes and insurance premiums or for escalations thereof, if any, and other charges under the Leases as and when collected (hereinafter collectively referred to as the “Rents”).

(a) Delinquent Rents. No prorations shall be made for any unpaid amounts due and payable prior to Closing or for delinquent rents existing, if any, as of the Closing Date. If, on the Proration Date, any Tenant is delinquent in the payment of any Rents, then Buyer shall refund to Seller an amount, up to the full amount of such receivable, at the time of Buyer’s receipt of any Rents from such Tenant, to the extent of any portion of such payment remaining after Buyer deducts all Rents due Buyer from such Tenant after the Proration Date.

(b) Expense Reconciliation. At least five (5) business days prior to the Closing Date, Seller shall provide Buyer with a reasonably detailed reconciliation for each Tenant showing all common area maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by Tenants (collectively, the “Operating Expenses”) incurred by Seller from the beginning of the then-current calendar year (and if the prior calendar year has not been reconciled with Tenants, also for said prior year) (or, if different, such Tenants’ then-current annual billing period for Operating Expenses, and if the prior period has not been reconciled with Tenants, also for said prior period) through the Closing Date, and any Operating Expense estimates or charges collected by Seller during the same period of time and relating to such Tenant, all in the form customarily submitted to each Tenant (the “CAM Reconciliation”). To the extent that Seller has received as of the Closing any monthly or periodic payments of Operating Expenses allocable to periods subsequent to Closing, the same shall be prorated and Buyer shall receive a credit therefor at the Closing. With respect to any monthly or periodic payments of Operating Expenses received by Buyer after the Closing allocable to Seller prior to Closing, Buyer shall promptly pay the same to Seller (subject to the provisions in Section 4.2.1(a) for delinquent rents). Notwithstanding the foregoing, to the extent that the CAM Reconciliation reveals that Seller has over-collected Operating Expenses such that, if the end of the operating expense year under

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the Leases was the Closing Date, Seller would be obligated to refund money to the Tenants (an “Over Collection”), rather than collect additional money from the Tenants (an “Under Collection”), said Over Collection shall be paid by Seller to Buyer at the Closing as a settlement statement credit and Buyer shall assume the obligation to pay any such Over Collection to Tenants; provided, in the event of an Under Collection, the amount of the Under Collection shall be paid by Buyer to Seller outside of escrow within 5 Business Days after receipt from the applicable Tenant in connection with the Operating Expense reconciliation process under the Leases.

4.2.2 The state and county ad valorem property taxes for the year or tax period of Closing. If the actual tax bills have not been issued, then such proration shall be based on such taxes for the prior year or tax period. After the tax bills for the year or tax period of Closing are received by either Buyer or Seller, Buyer and Seller shall adjust such proration, and any amount then owing shall be paid within twenty (20) days of demand by the party entitled thereto.

4.2.3 Sanitary sewer taxes, assessments and utility charges, if any, to the extent, and only to the extent, such taxes and charges are not required to be paid by any Tenant directly to the utility or governmental authority. With respect to Seller’s accounts for such taxes and charges, to the extent reasonably possible: (i) Seller and Buyer shall request the utility companies to read the meters as of the Proration Date; (ii) Seller shall be responsible for all such utility charges incurred through the Proration Date; (iii) Buyer shall make application to the various companies for the continuation of such services and the establishment of the required accounts in the name of Buyer effective from and after the Proration Date; (iv) all prepaid deposits for utilities shall be refunded to Seller by the utility companies; and (v) it shall be Buyer’s responsibility to make any utility deposits required for the continuation of such services from and after the Proration Date.

4.2.4 Operating expenses of the Property, including, without limitation, charges under the Surviving Service Contracts, subject to the terms of Section 4.2.1(b) above.

4.2.5 Reserved

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4.2.6 Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the Tenant), tenant allowances, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (1) Leases executed as of the date of this Agreement (other than with respect to renewal terms or expansion rights under such Leases properly exercised after the date of this Agreement) (collectively, “Existing TI Obligations”), or (2) Leases or amendments entered into during the pendency of this Agreement and approved by Buyer pursuant to Section 9 and renewals or expansion rights properly exercised after the date of this Agreement (“New TI Obligations”):

(a) Existing TI Obligations. If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then such costs as reasonably agreed by Buyer and Seller shall be withheld from the Purchase Price at Closing, placed in an escrow with the Title Company pursuant to an escrow agreement in form and substance reasonably satisfactory to Seller and Buyer, and Buyer shall be responsible for completing and paying such Existing TI Obligations. Any funds held in the escrow shall be released to Buyer without any requirement for the consent of Seller and shall be used by Buyer to pay or otherwise satisfy such Existing TI Obligations as and when the same become due and payable. If there are any funds remaining in the escrow after payment of such Existing TI Obligations, such excess shall be paid to Seller; but if the amount in escrow is insufficient for such purpose, Seller shall pay such deficiency to the party to whom the same is owed as and when the same becomes due and payable.

(b) New TI Obligations. Buyer shall be responsible for and shall at Closing assume the obligation to pay all New TI Obligations. At Closing, Buyer shall reimburse Seller for the cost of New TI Obligations properly performed and paid for by Seller to the extent such obligations were expressly approved in writing by Buyer pursuant to Section 9 hereof.

4.2.7 On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the remaining current term of each Lease (determined as of the Contract Date without regard to any unexercised termination or cancellation right); provided, however, that if any leasing agent will not accept such payment, then Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions, and Buyer shall assume, in writing, the obligation to pay any such leasing commissions due thereunder after the Closing Date up to the amount of such credit. At Closing, Buyer shall assume the obligation for the payment of any leasing commissions due under the leasing commission agreements identified on Exhibit C hereto which may become due as a result of the renewal of any Lease or the expansion of lease space occupied by any Tenant after Closing pursuant to an express provision set forth in any such Lease or any such commission agreement.

4.2.8 Either party shall be entitled to a post-Closing adjustment for any incorrect prorations, upon notice from the other party given within one (1) year after Closing.

4.2.9 Buyer shall cooperate with Seller and use reasonable efforts to collect any delinquent rent due to Seller under the Leases for a period ending 90 days after Closing; provided, however, that Buyer shall have no obligation to bring any legal action to collect such payment. Seller shall have the right to sue delinquent Tenants for delinquent rent so long as Seller does not pursue an eviction or cause a termination of any Lease. To the extent any Tenant has the right under its Lease to audit Seller’s books and records, Seller shall allow such access/audit for such purpose for so long as Tenant has such right under its Lease (without regard to the limitation on survival set forth in Section 4.2.10 below).

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4.2.10 Each party shall have the right after the Closing upon five (5) business days prior written notice to the other party, to review, inspect and audit any and all books, records and other information relating to any proration or adjustment required under this Section 4.2 during mutually agreeable times. Buyer and Seller shall promptly pay to the other party any amount due to the other party as a result of any proration or adjustments to prorations required or made under this Section 4.2. All amounts due hereunder shall be payable no later than twenty (20) days after demand by the payee, and, if such payments duly owing are not then timely paid, then all such amounts shall bear interest at a rate equal to fifteen percent (15%) per annum until such time as all such amounts are paid in full. Except as otherwise expressly provided herein, the terms and conditions set forth in this Section 4.2 shall expressly survive the Closing hereunder only for the period of time necessary to achieve final prorations of all amounts due and owing hereunder but in any event no later than one (1) year after the Closing.

Section 5. Title to the Property. Seller shall convey good and indefeasible fee simple title to the Land and the Improvements to Buyer in the form of the Deed, subject only to the Permitted Title Exceptions. Buyer shall order a current owner’s title insurance commitment with respect to the Land and Improvements from the Title Insurer, together with legible copies of all of the underlying exception documents shown on Schedule B-2 thereof (the “Title Commitment”). Buyer shall have until the Inspection Date by which to examine title to the Property as disclosed by the Title Commitment and Survey and to give written notice to Seller of any objections which Buyer may have. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have approved any title exceptions or defects disclosed in the Title Commitment and Survey. If Buyer does give Seller timely notice of objection to title exceptions or defects disclosed in the Title Commitment and Survey, Seller shall then have the right, but not the obligation, for a period of five (5) days after such notice, to cure or satisfy, or undertake to cure or satisfy by the Closing, such objection. If Seller does not cure or satisfy or undertake by written notice to Buyer to cure or satisfy such objections within the five (5) day period, then Buyer may elect, by written notice to Seller on or before such fifth (5th) day, either to (a) terminate this Agreement, in which case the Earnest Money, less $100 to be paid to Seller, shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (b) above. If Seller does so cure or satisfy or give notice of its undertaking to cure or satisfy such objection within the time allowed, then this Agreement shall continue in full force and effect, subject to Seller so curing such objections, which shall be a condition to Buyer’s obligation to close. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Seller agrees not to further voluntarily alter or encumber in any way Seller’s title to the Property after the Contract Date (except for entering into new leases or renewing existing Leases to the extent permitted by Section 9.1 below) without Buyer’s consent, which consent shall not be unreasonably withheld or delayed. Seller shall give

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Buyer notice of any such proposed alteration or encumbrance and Buyer shall then have five (5) business days in which to elect, by written notice to Seller on or before such fifth (5th) day, either to (i) consent to the change, or (ii) object, in which event Buyer shall set forth and deliver in writing to Seller its reasons for doing so. If Buyer has not given Seller notice of its election by the end of the fifth (5th) day, Buyer shall be deemed to have elected to consent to the change. Notwithstanding anything to the contrary set forth in this Section 5, Seller shall remove all mortgages encumbering the Property, and shall remove or bond over to Buyer’s and the Title Insurer’s reasonable satisfaction any other monetary liens and security interests in or against the Property, to the extent any such mortgages or other monetary liens and security interests arise by, through or under Seller, and are not the result of Buyer’s or Buyer’s agents’ actions. Provided that Buyer obtains a current Title Commitment and current Survey prior to the Inspection Date, then between the Inspection Date and the Closing Date, Buyer may update the Title Commitment and/or Survey and object to any new matters of title or survey not contained in the original Title Commitment and/or Survey other than immaterial matters. If Buyer so objects and Seller elects to undertake to cure such objections (in the manner provided above for the initial title objections), Seller may extend the Closing by up to thirty (30) days to attempt to cure such objections. If Seller is unable or unwilling to cure any such new objection, Buyer shall have the rights as provided above in the event Seller fails to cure or satisfy or undertake to cure or satisfy Buyer’s initial objections, provided Buyer gives Seller notice of its election prior to Closing (as same may be extended).

Section 6. Limitation on Warranties and Buyer’s Inspection.

6.1 Limitation on Warranties. Buyer and Seller acknowledge that Buyer shall inspect the Property and shall examine, review and inspect the books and records relating to the ownership and operation of the Property pursuant to the terms hereof. Buyer shall acquire the Property “AS IS, WHERE IS” without any obligation of Seller, except as expressly set forth herein to the contrary, to perform any repairs, improvements, maintenance or other work to the Property or any part thereof, and without, except as expressly set forth herein or in the Deed and other documents delivered at Closing (collectively, the “Closing Documents”), to the contrary, any warranties, express or implied, of any kind from Seller, including, but not limited to, warranties of fitness, merchantability, fitness for a particular purpose, habitability, tenantability or environmental condition. Seller expressly disclaims any representations and warranties with respect to the Property, except as specifically set forth in this Agreement and in the Closing Documents, including any representations by any brokers or salesmen, and Buyer does hereby acknowledge that, in purchasing the Property, Buyer is relying only upon those representations of Seller concerning the Property expressly set forth as such in this Agreement and in the Closing Documents. This provision shall expressly survive the Closing.

6.2 Physical and Document Inspection. Within five (5) days after the date hereof, Seller shall make available or provide Buyer complete copies of each of the following documents related to the Property (the “Property Information”) that it has in its possession or reasonable control as of that date (but specifically excluding (i) those

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portions of the listed documents which would disclose Seller’s cost of acquisition of the Land, or cost of construction of the Improvements and related soft costs, (ii) any reports, presentations, summaries and the like prepared for Seller’s Board of Directors or investment committee in connection with its consideration of the acquisition of the Land, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof and (iv) any information which Seller notifies Buyer is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii) and (iv) being collectively referred to as the “Confidential Information”):

(a) Each Lease, with all amendments thereto;

(b) Copies of all lease commission agreements;

(c) Each Guaranty, if any;

(d) Each Service Contract;

(e) A current Rent Roll;

(f) All surveys of the Property and plans and specifications and certificates of occupancy for the Building;

(g) All current title insurance binders or policies in force with respect to the Property and the Building;

(h) Most recent property tax bills and assessments;

(i) Environmental reports, soils reports, engineering reports, and any physical inspection reports concerning the Property;

(j) Actual operating expense statements for the prior two (2) years and estimated operating expense statements for the current year for the Property;

(k) Permits;

(l) Zoning information;

(m) Certificates of insurance and any written notices from insurance carriers concerning the Property;

(n) Utility availability letters;

(o) Certificates of Substantial Completion;

(p) Engineering and soil reports;

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(q) Material concerning the Litigation referenced in Exhibit I, if any;

(r) Payment history of Tenants;

(s) Unexpired warranties and guaranties affecting the Property;

(t) Tenant correspondence; and

(u) To the extent not covered above, all of the information, materials and documents identified in Schedule 6.2 attached hereto.

Seller may provide hard copies directly to Buyer, or make them available at Seller’s offices or post them on Seller’s “Peracon” due diligence website to which Buyer has been provided access. Except as expressly stated herein or in the Closing Documents, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein or in the Closing Documents. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report and (d) except as provided in Section 8.11(d), the failure to deliver any report as to the environmental or other conditions of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise. Seller shall have the continuing obligation during the pendency of this Agreement to provide Buyer with any document described above and coming into Seller’s or its property manager’s possession or reasonable control or produced by or for Seller after the initial delivery of the Property Information and shall make all of Seller’s books and records related to the Property (other than Confidential Information) available for Buyer’s inspection and review during normal business hours, upon not less than one (1) business day prior notice. In addition, Seller agrees to provide Buyer with additional materials, information and documents related to the Property not included in this Section 6.2 (other than Confidential Information) in Seller’s possession or reasonable control that Buyer may reasonably request with specificity.

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6.3 Buyer’s Inspection. Subject to the rights of the Tenants under the Leases and any rights or restrictions under any of the Permitted Title Exceptions, Buyer and its agents shall have the right, from time to time prior to the Closing, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer’s sole cost and expense; provided, however, Buyer shall not conduct any environmental investigations of the Property beyond a Phase I environmental site assessment (i.e., no Phase II environmental assessment, groundwater sampling or other destructive or invasive testing) without first obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer agrees to give Seller at least forty-eight (48) hours advance notice of any such examinations or surveys and any meetings with Tenants, and to conduct such examinations, surveys and meetings during normal business hours. Seller may be present with Buyer during any or all examinations or surveys of the Property and Tenant meetings conducted by Buyer, but shall not have the obligation to be present. Buyer agrees to conduct all examinations and surveys of the Property in a manner that will not harm or damage the Property or cause any claim adverse to Seller or default under any Lease, and agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, without limitation, claims of any Tenants, and including, in each instance, reasonable attorneys’ fees and litigation costs, arising out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred, but shall not include any losses or claims arising from the mere discovery of a pre-existing condition.

6.4 Formal Inspection Period. Notwithstanding Buyer’s right of inspection contained in Section 6.3 above, with respect to the condition of the Property, Buyer’s obligation to close under this Agreement is subject to and conditioned upon Buyer’s investigation and study of and satisfaction with the Property and the suitability of the Property for Buyer’s intended investment and use. Buyer shall have until December 21, 2010 (the “Inspection Date”) in which to make such investigations and studies with respect to the Property as Buyer deems appropriate, and either to terminate this Agreement, in its sole and absolute discretion, if Buyer is not, for any reason satisfied with the Property or to waive its termination right under this Section 6.4. If Buyer fails to give Seller written notice waiving its termination rights hereunder on or before the Inspection Date, then Buyer shall be deemed to have terminated this Agreement, $100 of the Earnest Money shall be paid to Seller for the rights granted Buyer hereunder and the balance of the Earnest Money shall be refunded to Buyer by Escrow Agent without any directions from Seller and despite any objections or potential objections by Seller, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, and thereafter, Buyer shall promptly provide to Seller, without charge, copies of any reports, surveys, drawings, tests or other written documents obtained by Buyer from third parties with respect to the Property, without any representation or warranty whatsoever. If Buyer delivers written notice waiving its termination rights under this Section 6.4 on or before the Inspection Date, then this Agreement shall remain in full force and effect.

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6.5 Survey. The Deed to be delivered by Seller to Buyer at the Closing shall contain the legal description contained in Exhibit B hereto. Buyer shall have the right to obtain prior to the Inspection Date an as-built ALTA/ACSM Survey of the Land and Improvements (the “Survey”) and if obtained, shall deliver copies thereto to Seller. If the legal description of the Land, based on the Survey, differs from the legal description for the Land on Exhibit B hereto, Seller will, upon Buyer’s request, also convey the Land to Buyer pursuant to the new survey legal description of the Land, if different from Exhibit B hereto, by quitclaim deed, but if, and only if, such new description of the Land is reasonably acceptable to Seller.

Section 7. Service Contracts. Seller shall, at or prior to the Closing, terminate all Service Contracts, at Seller’s sole cost and expense, except those Service Contracts designated by Buyer on or before the Inspection Date to be Surviving Service Contracts, which Buyer elects to assume. For those master Service Contracts that apply to the Property and other property not being sold to Buyer, as designated on Exhibit Q attached hereto, Seller shall not assign those Service Contracts to Buyer, and at Closing, Seller shall be responsible for removing the Property from said Service Contracts.

Section 8. Representations and Warranties.

As of the Contract Date, and subject to those matters that (a) are contained in the Property Information actually delivered or made available to Buyer or (b) may be revealed in the public records, Seller hereby warrants and represents to Buyer as follows:

8.1 Rent Roll. The Rent Roll attached hereto as Exhibit F is the Rent Roll used by Seller in its day to day management of the Property, and Seller shall provide an updated version of the Rent Roll to Buyer at the Closing dated no earlier than five (5) business days prior to Closing. To Seller’s knowledge, the information contained in the Rent Roll is materially accurate.

8.2 Leases - Complete Copies. A complete list of the Leases is contained in Exhibit C hereto. Pursuant to Section 6.2 hereof, Seller has made available to Buyer true, complete and accurate copies of all of the Leases. The Leases are all of the agreements affecting the use or occupation of the Property between third parties and Seller, the Leases are in full force and effect and there are no written or oral promises, understandings or commitments by Seller or, to Seller’s knowledge, by any other party, with any Tenant other than as set forth in such Leases.

8.3 Leases - Default. No Tenants have asserted, nor, to Seller’s knowledge, are there any defenses or offsets to rent accruing after the Contract Date except as set forth in the Rent Roll. Seller has not received any written notice of any default or breach on the part of the landlord under any Lease, which has not been cured, nor, to Seller’s knowledge, does there exist any uncured material default, or any claim of material default under any of the Leases, and to Seller’s knowledge no Tenant has any defense, set-off or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent and other charges pursuant to its Lease after Closing. The only

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commission agreements in effect and relating to the Leases or the Property are listed on Exhibit C attached hereto, and true, complete and accurate copies of such commission agreements have been made available to Buyer pursuant to Section 6.2 hereof. From and after the Closing Date, there shall be no rental, lease or other commissions payable to any person or entity with respect to the current term of the Leases in effect as of the Contract Date (without regard to any unexercised cancellation or termination rights). Except as set forth in the Rent Roll, all of the landlord’s obligations to construct tenant improvements or reimburse the Tenants for tenant improvements under the Leases (including, without limitation, Existing TI Obligations) have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

8.4 Guaranties - Complete Copies. The copies of the Guaranties made available to Buyer pursuant to Section 6.2 hereof are true, complete and accurate copies of all of the Guaranties, all of which, to Seller’s knowledge, are in full force and effect and fully assignable to Buyer except as set forth on the Rent Roll.

8.5 Service Contracts. The copies of the Service Contracts made available to Buyer pursuant to Section 6.2 hereof are true, complete and accurate copies and, to Seller’s knowledge, are the only Service Contracts in effect with respect to the Property. To Seller’s knowledge, (a) all are in good standing and in full force and effect in accordance with their respective provisions; (b) Seller has performed all of the owner’s obligations thereunder accrued to date; and (c) there has been no default, nor any claim of default, on the part of any party thereto, and no event has occurred that, with notice or lapse of time or both, would constitute a default by any party thereto.

8.6 No Litigation. Except as described in Exhibit I attached hereto and by this reference made a part hereof and except as may be revealed in the Title Commitment, Seller has not received any written notice of any actual, pending or threatened litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property or which would otherwise prohibit Seller from consummating the sale of the Property pursuant to this Agreement. Seller has received no written notice of violation of the Property’s compliance with local, state or federal codes, statutes, ordinances, laws, rules or regulations, which remains uncured.

8.7 Boundary Lines of Land. There is no pending litigation or dispute, and Seller has received no written notice of any dispute, concerning the location of the lines and corners of the Land, and Seller has not been served with any legal action concerning the location of the lines and corners of the Land.

8.8 Authority. Seller is a duly organized and validly formed corporation under the laws of the State of Delaware, is qualified to do business in the State in which the Land is located, is not subject to any involuntary proceeding for dissolution or liquidation thereof, and has obtained all requisite authorizations to enter into this Agreement with Buyer and to consummate and close the purchase and sale of the Property pursuant hereto. The parties executing this Agreement on behalf of Seller

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are duly authorized to sign and deliver this Agreement on behalf of Seller. This Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

8.9 No Rights to Purchase. No Person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property (other than the rights of Tenants to lease portions of the Property, as tenants only and without the right to purchase any portion of the Property, pursuant to the Leases).

8.10 Taxes and Assessments. The Land is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Land, nor does Seller have knowledge of any pending special assessment.

8.11 Environmental Matters.

(a) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Hazardous Substance Laws by Seller or by any predecessor-in-title or agent of Seller, by any Tenant or by any other Person at any time;

(b) no notification of release of a Hazardous Substance has been filed as to the Property, nor is the Property listed on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup; and

(c) there are no above-ground or underground tanks or any other underground storage facilities located on the Property, and there have never been such tanks or facilities on the Property.

(d) To Seller’s knowledge, Seller has not intentionally withheld from Buyer environmental reports for the Property.

Seller has received no written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations against Seller or any Tenant or occupant of the Property related to (i) the disposal or release of solid, liquid or gaseous waste into the environment from the Property, (ii) the use, generation, transportation, treatment, storage, release, discharge, disposal or other handling of any Hazardous Substance on the Property, or (iii) any alleged violation of, or requirement to perform remediation, cleanup or investigation under, any Hazardous Substance Laws in relation to the Property.

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8.12 Non-Foreign Status. Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

8.13 Compliance With Law. To Seller’s knowledge, (a) the Property is being used and operated in material compliance with all applicable statutes, laws, codes, approvals, regulations, rules, ordinances, orders, or urban development plan or other governmental or quasi-governmental requirements of any kind (“Laws”) and (b) all permits, licenses and other authorizations required under all Laws for the Property have been obtained and are in full force and effect, and all conditions and requirements in those permits, licenses, and authorizations have been and are being complied with. Seller has received no notices or citations for the violation of any Laws relating to any violation which remains uncorrected.

8.14 Anti-Terrorism Laws. Seller is not, and will not be, a person or entity with whom Buyer is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as and hereafter referred to as, the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

8.15 Operating Statements. To Seller’s knowledge, (a) the operating statements are true, correct and complete in all material respects as of the date of said statements and (b) there has been no material adverse change in the operations of the Property since the date of the most recent operating statements. As used herein, the term “operating statements” means the historical operating statements, general and tenant ledgers, aged receivables/delinquency report, annual expense reconciliation, current budget and variance report, year-end trial balance, and capital expenditure/major repair summary provided or made available by Seller to Buyer pursuant to Section 6.2 hereof.

8.16 Employees. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

8.17 No Contractual or Donative Commitments. Seller has not made any contractual or donative commitments relating to the Property to any governmental authority, quasi-governmental authority, utility company, community association, property owners’ association or to any other organization, group, or individual which would impose any obligation upon Buyer to make any contribution or dedication of money or land, or to construct, install or maintain any improvements of a public or private nature on or off the Property.

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8.18 Development Agreements, CCRs and REAs. Seller has not received or given any written notice of default that remains uncured under any development agreement with a governmental entity, declaration, reciprocal easement agreement, so-called “CCRs” (i.e., covenants, conditions and restrictions), property owners’ association documents or other similar agreements.

8.19 Knowledge. All representations and warranties made by Seller in this Section 8 are expressly limited to Seller’s knowledge. The phrase “Seller’s knowledge” shall mean the current actual knowledge of Bryan Blasingame, Seller’s Senior Vice President of Investments, M. Shan Helton, Seller’s Vice President of Investments, and Greg Toepp, Seller’s Vice President of Construction, and Tony Moonen, Vice President, Real Estate Management who are those employees of Seller that are or were responsible on behalf of Seller for the construction, management, operation and disposition of the Property, without any independent investigation or inquiry or any personal liability on the part of either, and the knowledge of no other past, present or future employee of Seller shall be imputed to Seller for purposes of the foregoing representations and warranties.

8.20 Miscellaneous. It shall be a condition of Buyer’s obligation to Close that the representations and warranties contained in this Section 8 are true and correct at Closing in all material respects and Seller shall be deemed to have reaffirmed these representations and warranties at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing Date, Seller or Buyer shall immediately notify the other party of such change. Seller shall then use its good faith efforts to cure such change within thirty (30) days after giving or receiving notice thereof as required herein. The Closing Date shall be automatically extended in order to allow the running of said thirty (30) day period. In the event Seller so cures such change within said thirty (30) day period, this Agreement shall remain in full force and effect. If Seller is unable to cure such change, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. In the event Buyer elects option (b) in the preceding sentence or in the event Buyer elects to Close with the knowledge that a representation or warranty of Seller herein is untrue or incorrect (and it is expressly agreed that Buyer shall be deemed to have knowledge that a representation or warranty is untrue or incorrect if anything contained in the materials delivered by Seller pursuant to Section 6.2 hereof renders it so), the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations and warranties contained in this Section 8 shall survive Closing but shall terminate one (1) year after the Closing Date, unless a suit is filed thereupon in a court of competent jurisdiction on or before the expiration of said one (1) year period, as such period may be extended pursuant to Section 12.3 hereof to provide for Seller’s post-closing cure rights. Nothing contained herein shall be deemed to limit Buyer’s remedies under Section 12 if Seller breaches a representation or warranty under this Section 8, after expiration of any applicable notice and cure period.

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Section 9. Leases, Surviving Service Contracts and Guaranties;.

9.1 Preservation of Leases, Surviving Service Contracts and Guaranties. After the Contract Date, and to the extent within Seller’s control or discretion, Seller shall not, without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed, amend, extend or cancel any Lease, Surviving Service Contract or Guaranty; consent to any surrender or release of any Lease or Guaranty; consent to any assignment or sublease under any Lease; or enter into any new Lease or Service Contract that would be binding on the Property post-Closing (other than renewal of Surviving Service Contracts that expire before Closing so long as they can be terminated on no more than 30-days’ notice). Seller shall give Buyer notice of any such contemplated action, and Buyer shall give Seller either its written consent or objection, giving its reasons for any objection, to be given by Buyer on or before the fifth (5th) business day after Buyer’s receipt of such notice. If Buyer fails to give notice of its election within said time period, it shall be deemed to have given its consent to said request. Seller shall, from and after the date of this Agreement to the Closing Date, perform and discharge its duties and obligations and otherwise comply with every material covenant and agreement of the landlord or lessor under the Leases and the Surviving Service Contracts, in its ordinary manner of business and within the time limits required thereunder.

9.2 Estoppels.

(a) Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer, no later than three (3) business days before the Closing Date, Tenant Estoppel Certificates from Tenants under all Leases. The Tenant Estoppel Certificates shall be delivered to the Tenants not later than ten (10) business days after the Contract Date. Seller shall provide Buyer with copies of the Tenant Estoppels for Buyer’s review and comment before delivering the estoppels. Buyer’s obligation to close the transaction contemplated under this Agreement is subject to the condition that as of Closing: (i) estoppel certificates for American Tire Distributors, Inc. (the “Major Tenant”) be received; (ii) no material default or claim by landlord or tenant shall have arisen under any Lease that was not specifically disclosed in the Rent Roll or actually known to Buyer by the Inspection Date and (iii) between the Inspection Date and the Closing, no Major Tenant has (1) terminated, or given notice of intent to terminate, its Lease, (2) vacated, abandoned, or ceased operations, or (3) filed for voluntary bankruptcy or be subject to an involuntary bankruptcy proceeding. Notwithstanding anything to the contrary contained herein, the form of Tenant Estoppel Certificate on Exhibit H contains a joinder by any Guarantor of each Lease. In the event that a Tenant Estoppel Certificate is returned without the joinder signed by any Guarantor, this fact alone shall not be deemed to cause the Tenant Estoppel Certificate to be disqualified for purposes hereof, unless the Lease specifically requires the Tenant to obtain the Guarantor’s signature.

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If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under this Section 9.2, or if the certificates received contain material information or omissions unacceptable to Buyer in its reasonable discretion and Buyer objects thereto by written notice to Seller within two (2) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and Seller may elect to extend the Closing Date by up to thirty (30) days in order to satisfy the requirement. If Seller still cannot satisfy the requirement at the end of such extended period, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Earnest Money or waive said condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except those that expressly survive a termination hereof. If no such notice is delivered by Buyer, Buyer shall be deemed to have waived such condition.

(b) Other Estoppels. Buyer shall have the right to request estoppel certificates from owners’ associations, master associations, governmental authorities and other applicable third parties under property owners’ association documents, CCRs, reciprocal easement agreements, development agreements and other instruments, and Seller shall cooperate with Buyer, at no expense or cost to Seller, to obtain said estoppels prior to the Inspection Date, however, receipt of such estoppels shall not be a condition of Closing. Notwithstanding the foregoing, Seller shall provide estoppel certificates from any owners’ and/or master associations controlled by Seller or its affiliates (i.e. Madison Business Center Owners’ Association, Inc.) in the form(s) provided by Seller to Buyer by e-mail on Friday, November 19, 2010, with reasonable modifications thereto as may be requested by Buyer.

Section 10. Other Covenants and Conditions of Closing.

10.1 Withdrawal from Market. So long as Buyer has not defaulted under this Agreement or committed an anticipatory breach of this Agreement, Seller shall not, directly or indirectly through any officer, director, employee, stockholder, agent, partner, member, manager, affiliate, or otherwise (a) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to the Property or the purchase of a material portion of the Property, or transfer (directly or indirectly) of a majority ownership interest in Seller (a “Competing Transaction”), (b) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, members, managers, employees, or agents) relating to any Competing Transaction, or (c) participate in any discussions or negotiations regarding, furnish to any other person or entity any information with respect to, or otherwise cooperate with, assist, participate in, facilitate, or encourage, any effort or attempt by any person or entity to effect a Competing Transaction.

10.2 Seller’s Insurance. Until Closing, Seller agrees to continue to maintain insurance regarding the Property consistent with the insurance in place as of the Contract Date subject to any changes required by Seller’s insurance company if renewal occurs prior to the Closing Date; provided, however, that (a) Seller shall notify Buyer not less than five (5) days prior to the Inspection Date of any such changes that will take effect prior to the Closing Date, and (b) Seller agrees that no changes shall be made to Seller’s insurance that would reduce its insurance coverage for the Property between the Inspection Date and the Closing Date.

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10.3 Property Management. It is the intention of Buyer and Seller that Buyer enter into a management and leasing agreement with IDISG, LLC or an affiliate thereof (“IDISG”) in which IDISG shall manage and lease the Property for Buyer as well as Pinnacle Buildings B & H which are the subject of another contract dated on or around the date hereof between Buyer and a joint venture in which Seller is a partner. Seller and Buyer shall use good faith efforts to negotiate the terms and conditions of such management and leasing agreement prior to the Inspection Date.

Section 11. Closing.

11.1 Time and Place. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall occur through an escrow closing with the Escrow Agent, on a date selected by Buyer by no less than five (5) business days’ prior written notice to Seller, which closing date shall be on or before the fifteenth (15th) business day after the Inspection Date (such date referred to herein as, the “Outside Date”), unless the Outside Date is further extended pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing. If the conditions to Buyer’s obligation to close are not satisfied by the Closing Date (as may be extended pursuant to the express terms hereof), the Buyer shall either (i) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer or (ii) waive the condition and proceed to close; provided, that if the failure of a condition is the result of a default by Seller, Buyer shall also have the right to pursue its remedies pursuant to Section 12.2 hereof.

11.2 Closing Documents. For and in consideration of, and as a condition precedent to Buyer’s delivery to Seller of the Purchase Price, Seller shall obtain and deliver to the Escrow Agent for release to the Buyer at the Closing the following documents (all of which shall be duly executed and witnessed, which documents Buyer agrees to execute and/or provide where required):

11.2.1 A Deed, in the form attached as Exhibit J hereto and by this reference made a part hereof, conveying to Buyer all of Seller’s right, title and interest in and to the Land and Improvements, subject to the Permitted Title Exceptions;

11.2.2 Reserved;

11.2.3 An Assignment and Assumption of Leases, Guaranties and Lease Commission Agreements, in the form attached as Exhibit L hereto and by this reference made a part hereof;

11.2.4 A Non-Foreign Certificate, in the form attached as Exhibit M hereto and by this reference made a part hereof;

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11.2.5 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

11.2.6 Reserved;

11.2.7 An updated Rent Roll;

11.2.8 Reserved;

11.2.9 A Bill of Sale for all Personal Property, in the form attached as Exhibit N hereto and by this reference made a part hereof, if applicable;

11.2.10 An Assignment and Assumption of Surviving Service Contracts, in the form attached hereto as Exhibit O and by this reference made a part hereof;

11.2.11 Notice from Seller to each Tenant and Guarantor of the sale of the Property to Buyer, in a form prepared by Buyer;

11.2.12 The Tenant Estoppel Certificates as required by Section 9.2 hereof, subject to the terms thereof;

11.2.13 A properly-completed property transfer tax return, in form and substance appropriate to the jurisdiction in which the Property is located, if applicable;

11.2.14 A Closing Statement;

11.2.15 A management and leasing agreement as described in, and subject to the terms of, Section 10 hereof;

11.2.16 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard “gap” exception and all other standard exceptions from an owner’s title insurance policy which are capable of being removed by such an affidavit;

11.2.17 A General Assignment in the form attached hereto as Exhibit P;

11.2.18 Evidence of Seller’s termination of existing property management and leasing agreements, as well as any Service Contracts not elected to be assumed by Buyer pursuant to this Agreement (or a release of the Property from such Service Contracts);

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11.2.19 Such further instructions, documents and information as Buyer, Seller or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

11.3 Costs. At the Closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees. Notwithstanding the foregoing, it is expressly agreed that Seller shall pay the costs of the basic owner’s title insurance premium (exclusive of any endorsements or extended coverage), any applicable title examination fees, any transfer, conveyance or documentary stamp taxes, Seller’s loan payoff costs (if any), and one-half (1/2) of any escrow fees charged by Escrow Agent, and Buyer shall pay the cost of the Survey, recording the Deed, the costs of any governmental filings required of Buyer, any and all mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property, and one-half (1/2) of any escrow fees charged by Escrow Agent.

11.4 Security Deposits. Seller shall pay over and assign and transfer to Buyer at the Closing a sum equal to the aggregate of the Security Deposits and other deposits under the Leases, in the form of a credit against the Purchase Price or otherwise, and Buyer shall indemnify Seller against any liability with respect thereto.

11.5 Other Deliveries. Within five (5) business days after the later of (a) the Closing Date and (b) Seller’s receipt of written notice from Buyer of the location of delivery required by Buyer, Seller shall deliver to Buyer, at the location designated by Buyer, originals of the Leases, Guaranties and Surviving Service Contracts (or copies of such documents if not in Seller’s possession or reasonable control, together with an affidavit from Seller as to such copies being true and complete copies of such documents); copies of all tenant correspondence files; and originals of any other items which Seller was required to furnish or make available to Buyer pursuant to Section 6.2 above, to the extent in Seller’s possession or reasonable control, except for Seller’s general ledger and other internal books or records which shall be retained by Seller. Seller shall deliver to Buyer or make available at the Property a set of keys to the Property on the Closing Date. The provisions of this Section 11.5 shall survive Closing.

Section 12. Default and Remedies.

12.1 Buyer’s Default. In the event that this transaction fails to Close due to a default by Buyer under the terms of this Agreement, Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled, as its sole and exclusive remedy hereunder, to retain the Earnest Money as full liquidated damages for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller’s damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Buyer and Seller covenant not to bring any action or suit challenging this provision or the amount of liquidated damages provided hereunder in the event of such default. This provision shall expressly survive the termination of this Agreement.

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12.2 Seller’s Default. In the event that this transaction fails to Close due to a default by Seller under the terms of this Agreement, Buyer’s sole and exclusive remedies hereunder shall be either (i) to terminate this Agreement and receive a refund to the Earnest Money, in which event Seller shall reimburse Buyer upon demand for its documented reasonable and actual out of pocket expenses incurred in the investigation of the Property and negotiation of this Agreement, up to but not to exceed $50,000, or (ii) to seek specific performance of Seller’s obligations under this Agreement, without any reduction in the Purchase Price. Buyer shall have no right to seek or recover from Seller any damages resulting from the failure of this transaction to close due to a default by Seller, except for reimbursement of investigation costs as provided above. This provision shall expressly survive the termination of this Agreement.

12.3 Seller’s Misrepresentation or Breach of Warranty. In the event of a misrepresentation or breach of warranty by Seller under Section 8 of this Agreement which is first discovered by Buyer after the Closing Date but within one (1) year after the Closing Date, Buyer shall notify Seller, in writing, of the specifics of such default. If such misrepresentation or warranty is reasonably capable of cure, Seller shall have sixty (60) days after receipt of Buyer’s notice in which to cure said default (or such longer time if such default cannot be reasonably cured within said sixty (60) day period, but in no event later than one hundred eighty (180) days). If Seller is unable to cure said default within said cure period, Buyer’s sole recourse against Seller shall be to file an action or proceeding against Seller for the actual damages (to the exclusion of any consequential or punitive damages) suffered by Buyer as a direct result of such default. No action or proceeding thereon of any kind whatsoever shall be valid or enforceable, at law or in equity, if not commenced with a court of competent jurisdiction within one (1) year after the Closing Date; provided, however, this one (1) year period shall be extended as required to provide for Seller’s cure rights described above.

Section 13. Condemnation or Destruction.

13.1 Condemnation. Seller hereby represents and warrants that Seller has no knowledge of any action or proceeding pending, instituted or threatened for condemnation or other taking of all or any part of the Property by friendly acquisition or statutory proceeding. Seller agrees to give Buyer immediate written notice of such actions or proceedings that may result in the taking of all or a part of the Property. If, prior to the Closing, all or any material part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within fifteen (15) calendar days of Buyer’s receiving Seller’s notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

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13.2 Damage or Destruction. If, prior to the Closing, all or any material part of the Property is materially damaged or destroyed by any cause, Seller agrees to give Buyer immediate written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer’s receipt of Seller’s notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement. For the purposes of this Section 13.2, “materially” means (i) requiring more than $300,000 to repair or (ii) entitling Tenants occupying over 25% of currently leased space in a Building to terminate their Leases. If the Property is not materially damaged, then Buyer shall not have the right to terminate this Agreement.

13.3 Termination. If this Agreement is terminated as a result of the provisions of either Section 13.1 or Section 13.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money from Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

13.4 Awards and Proceeds. If Buyer does not elect to or is not entitled to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, (i) Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any awards, payments or insurance proceeds for (a) the actual value of the property lost or destroyed and (b) the cost to repair the remaining Property (in the case of a taking) or the cost to repair the Property, up to but not in excess of the Purchase Price, that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in writing by Buyer or pursuant to the Leases, (ii) Buyer shall assume the responsibility for the performance or completion of the repair or restoration, as the case may be, at Closing, and (iii) in the case of damage or destruction, (a) Buyer shall receive a credit at Closing in an amount equal to Seller’s deductible under its casualty insurance policy, and (b) Seller shall reasonably cooperate with Buyer to collect the insurance proceeds due from Seller’s insurer, which obligation shall survive the Closing; provided, however, that in connection with any such damage or destruction to the Property (and not in connection with any such taking), if Seller shall have commenced restoration of the Property pursuant to a plan of restoration approved in writing by Buyer or pursuant to the Leases prior to Closing, then, at Seller’s option, and in lieu of the assignment, assumption and credit contemplated by parts (i), (ii) and (iii)(a) above, Seller shall have the right to escrow with the Escrow Agent at Closing pursuant to an escrow agreement in form and substance reasonably satisfactory to Seller and Buyer an amount equal to the reasonably estimated cost to complete such restoration (the “Repair Deposit”), provided that the Repair Deposit need not be in excess of (i) the balance of any unused insurance proceeds received by Seller in connection with such damage or destruction, plus (ii) any deductible under Seller’s casualty insurance policy, and provided, further, that such

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escrow agreement will provide that (a) any portion of the Repair Deposit remaining in escrow following completion of such restoration by Buyer shall be returned to Seller, and (b) Buyer shall be responsible for the cost of completion of such restoration in excess of the Repair Deposit.

Section 14. Assignment.

14.1 Assignment by Buyer. Except as herein expressly provided, Buyer shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, assign any of Buyer’s rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity. Buyer may assign this Agreement to one Affiliate, or to a qualified intermediary pursuant to Section 18.13 without Seller’s consent. If any assignment is made with the consent of Seller or as otherwise expressly provided herein, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee(s), but Buyer shall not be relieved of its obligations under this Agreement. “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Buyer or (b) an entity at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights or ownership. This Section 14.1 shall expressly survive Closing.

14.2 Assignment by Seller. From and after the Contract Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

Section 15. Buyer’s Representations and Warranties.

15.1 Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that it is a validly formed limited liability company under the laws of Delaware; that it is in good standing in the state of its organization; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that, in the event it does not terminate this Agreement prior to the Inspection Date, it shall, prior to Closing, have obtained all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do.

15.2 Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that Buyer is not, and will not be, a person or entity with whom Seller is restricted from doing business under the USA Patriot Act and/or Anti-Terrorism Laws, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

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Section 16. Broker and Broker’s Commission.

16.1 No broker or other real estate agent has participated in this transaction.

16.2 Buyer and Seller each warrant and represent to the other that, such party has not employed a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other’s representation herein being untrue. This Section 16 shall expressly survive the Closing hereunder.

Section 17. Notices.

Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid, or by electronic transfer (either facsimile or e-mail of pdf) with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

Seller:

Industrial Developments International, Inc.
1100 Peachtree Street ,Suite 1100
Atlanta, Georgia 30309
Telephone: (404) 479-4000
Facsimile: (404) 479-4115
Attn: Shan Helton
E-mail: Shelton@idi.com

With a copy to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7896
Facsimile: (404) 881-7777
Attn: James G. Farris, Jr.
E-mail: jay.farris@alston.com

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Buyer:

IIT Acquisitions LLC
518 17th Street, Suite 1700
Denver, CO 80202
Telephone: (303) 228-2200
Facsimile: (303) 869-4602
Attn: Joshua J. Widoff
E-mail: jwidoff@dividendcapital.com

With a copy to:

Greenberg Traurig, P.A.
333 Avenue of the Americas
Miami, FL 33131
Attn: Nancy B. Lash
Tel 305.579.0884
Fax 305.579.0717
E-mail: lashn@gtlaw.com

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail or overnight delivery service; or (c) on the date of transmission, if sent by electronic transfer device with a follow-up by regular mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by electronic transfer device. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

Section 18. Miscellaneous.

18.1 Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2 No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

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18.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 14 above).

18.5 Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.6 Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions.

18.7 Date For Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

18.8 Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.10 Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.11 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

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18.12 Confidentiality. Buyer covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, and all information concerning the Property (including, without limitation, all information obtained by Buyer prior to the Closing Date) shall be kept in strictest confidence by Buyer prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Buyer may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Buyer from making (a) a disclosure to members, partners, directors, officers, employees, investors and those agents, contractors, vendors, attorneys, accountants, consultants and potential lenders which need to know in order to assist Buyer in its purchase of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or rules of any stock exchange applicable to Buyer or its affiliates, (c) any disclosure which is reasonably necessary to protect any such party’s interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement, or (d) provided Buyer has not terminated this Agreement prior the Inspection Date, a press release after the Inspection Date regarding the pending acquisition, the terms of which shall be subject to the approval of Seller (which approval shall not be unreasonably withheld), which may include the name, location, size, occupancy and tenants of the Property and the Seller’s identity. The following information and data shall not be subject to the above confidentiality provisions applicable to Buyer: (i) information which is or becomes generally available to the public other than as a result of a wrongful disclosure by Buyer, (ii) information which can be demonstrated to be known to Buyer prior to its disclosure hereunder; and (iii) information which becomes available to Buyer on a non-confidential basis from sources other than Seller.

Seller covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, shall be kept in strictest confidence by Seller prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Seller may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Seller from making (a) a disclosure to members, partners, directors, officers, employees, investors and those agents, contractors, vendors, attorneys, accountants, consultants and potential lenders which need to know in order to assist Seller in its sale of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or rules of any stock exchange applicable to Seller or its affiliates, (c) any disclosure which is reasonably necessary to protect any such party’s interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement, or (d) provided Buyer has not terminated this Agreement prior the Inspection Date, a press release after the Inspection Date regarding the pending sale, the terms of which shall be subject to the approval of Buyer (which approval shall not be unreasonably withheld), which may include the name, location, size, occupancy and tenants of the Property and

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the Buyer’s identity. The following information and data shall not be subject to the above confidentiality provisions applicable to Seller: (i) information which is or becomes generally available to the public other than as a result of a wrongful disclosure by Seller, (ii) information which can be demonstrated to be known to Seller prior to its disclosure hereunder; and (iii) information which becomes available to Seller on a non-confidential basis from sources other than Buyer. This Section 18.12 shall expressly survive Closing or a termination of this Agreement.

18.13 Like-Kind Exchange. Seller acknowledges that Buyer may desire to acquire the Property as part of a like-kind exchange transaction that would qualify under Sections 1031 and/or 1033 of the Internal Revenue Code for non-recognition treatment. At Buyer’s election, Seller agrees, at Buyer’s expense, to cooperate with Buyer in effecting a qualifying like-kind exchange through a trust or other means determined by Buyer, and Seller shall execute such documents as may be reasonably requested by Buyer; provided: (a) Seller shall have no liability under such documents, and (b) such documents contain no language or provisions which would cause Seller to become part of the chain of title with respect to any other property which is part of the exchange. Seller makes no representations to Buyer regarding qualification of the exchange under Section 1031 and/or 1033 of the Internal Revenue Code and Seller shall not be liable to Buyer in any manner whatsoever if the exchange completed in accordance with this paragraph should not qualify for any reason under Sections 1031 and/or 1033 of the Internal Revenue Code.

18.14 No Offer Until Executed. The submission of this Agreement to Buyer for examination or consideration does not constitute an offer to sell the Property and this Agreement shall become effective, if at all, only upon the full execution and delivery thereof by Buyer and Seller.

18.15 Attorneys’ Fees. If litigation or arbitration is required by either party to enforce or interpret the terms of this Agreement, the prevailing party of such action or arbitration shall, in addition to all other relief granted or awarded by the court or arbitrator, be awarded costs and reasonable third party attorneys’ fees, charges and disbursements (excluding those of in-house counsel) and expert witnesses fees and costs incurred by reason of such action or arbitration and those incurred in preparation thereof at both the trial or arbitration and appellate levels.

18.16 As it relates to other Sections of this Agreement which expressly survive the Closing, this Section 18 shall also survive Closing and be applicable to those other surviving Sections.

Section 19. Intentionally omitted.

Section 20. Information and Audit Confirmation. At any time within one (1) year after Closing, Seller shall allow Buyer’s auditors access to the books and records of Seller and the working papers of Seller’s independent auditors relating to the operation of the Property for three (3) years prior to Closing to enable Buyer to comply with any financial reporting requirements applicable to Buyer. In addition, within ten

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(10) days of Buyer’s written request, Seller shall provide Buyer’s designated independent auditors an “Audit Letter” regarding the books and records of the Property for such three (3) year period in substantially the form attached hereto as Exhibit R. All third party, out-of-pocket costs incurred by Seller in assisting Buyer in the foregoing activities shall be paid for by Buyer. All books, records and materials shall be provided without representation or warranty as to accuracy or completeness or otherwise, except as provided in the Audit Letter. All such activities described in this Section 20 shall be conducted at Seller’s or its agent’s place of business in a commercially reasonable fashion during normal business hours. This Section 20 shall expressly survive Closing.

Section 21. Release and Limitation on Liability.

21.1 Without limiting the above, and subject to (and expressly excluding) the representations and warranties of Seller contained in this Agreement and the Closing Documents, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Substances on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Hazardous Substance Law and any other federal, state or local law. Notwithstanding anything herein to the contrary (including the foregoing release), (a) Buyer shall have the right to use all available means to defend against government and third-party claims by alleging that Seller (or someone acting on Seller’s behalf or for whom Seller is responsible) is liable (in whole or in part) for such claims and, in conjunction therewith, to assert, file or otherwise proceed with one or more contribution actions, cross- or counter-claim or other action or claim against Seller, and Buyer has no obligation to indemnify Seller for governmental or third party claims asserted before or after the Closing as a result of any act or omission taken or failed to be taken by or on Seller’s behalf prior to the Closing, (b) the release shall not apply to claims by tenants (1) who did not deliver an estoppel certificate to Buyer and (2) who allege defaults by Seller, as landlord, related to the period of Seller’s ownership of the Property, (c) the release shall not apply to third-party tort claims relating to the Property and occurring during Seller’s ownership of the Property, and (d) the release shall not apply to fraud by Seller or any Seller Related Parties.

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21.2 Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer for any breach of any representation or warranty by Seller under this Agreement or any Closing Document (excluding, however, any warranty of title in the Deed) shall under no circumstances whatsoever exceed Three Hundred Nineteen Thousand Five Hundred and No/100 Dollars ($319,500.00); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Closing Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation on liability for a breach of representations and warranties set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. The limitation under Section 21.2(a) shall not apply to (i) any warranty of title in the Deed; however, Buyer agrees that it shall pursue the Title Insurer under its title policy(ies) with respect to any claim relating to the warranty of title under the Deed prior to bringing an action against Seller, (ii) any fraud by Seller or any Seller Related Parties, or (iii) attorneys’ fees incurred by Buyer if Buyer is the prevailing party in any action or proceeding based on a breach by Seller of any representation or warranty. The limitation under Section 21.2(b) shall not apply to any post-closing true-ups or reconciliations under Section 4.2 of this Agreement. Seller agrees to maintain unencumbered assets in an amount not less than $319,500.00 for a period of one (1) year following the Closing Date.

21.3 This Section 21 shall expressly survive Closing.

Section 22. Radon Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:	Timothy J. Gunter
	Name:	Timothy J. Gunter
	Title:	President

[CORPORATE SEAL]

BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	/s/ Tom McGonagle
	Name:	Tom McGonagle
	Title:	CFO

[SEAL]

EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this              day of November, 2010 by and among INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC. (“Seller”), IIT ACQUISITIONS LLC (“Buyer”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”).

WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Property (the “Purchase Agreement”) dated as of November             , 2010, for the sale and purchase of that certain real property described therein; all terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement; and

WHEREAS, Buyer and Seller desire to have Escrow Agent hold the Earnest Money in escrow, as required by the Purchase Agreement and pursuant to the terms hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Buyer and Seller appoint FIDELITY NATIONAL TITLE INSURANCE COMPANY as Escrow Agent hereunder.

2. Buyer will deliver and deposit with Escrow Agent the amount of $                        , representing the Initial Deposit as required by Section 3 of the Purchase Agreement. If the Purchase Agreement is not terminated by the Inspection Date in accordance with Section 6.4 of the Purchase Agreement, Buyer will deliver and deposit with Escrow Agent the amount of $                        , representing the Additional Deposit. The Escrow Agent agrees to immediately deposit the Earnest Money in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required by the Purchase Agreement.

3. If the Purchase Agreement is terminated pursuant to Section 6.4, Escrow Agent shall pay the $100 of the Earnest Money to Seller and the balance of the Earnest Money to Buyer one business day following the termination of the Purchase Agreement pursuant to Section 6.4 thereof (as long as the current investment can be liquidated in one day) and this Agreement shall thereupon terminate. Only for a termination of the Purchase Agreement in accordance with Section 6.4 thereof, no notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Buyer by Escrow Agent. The Earnest Money (less the $100 payable to Seller) shall be released and delivered to Buyer from Escrow Agent upon Escrow Agent’s confirmation that the

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requirements in Section 6.4 of the Purchase Agreement have been satisfied, despite any objection or potential objection by Seller. Seller agrees it shall have no right to bring any action against Escrow Agent which would have the effect of delaying, preventing, or in any way interrupting Escrow Agent’s delivery of the Earnest Money to Buyer pursuant to this paragraph for a termination of the Purchase Agreement in accordance with Section 6.4 thereof (but not otherwise), any remedy of Seller being against Buyer, not Escrow Agent.

4. Upon the Closing Date, Escrow Agent shall apply the Earnest Money, together with any accrued interest thereon, to the Purchase Price as required by the Purchase Agreement.

5. Within two (2) business days after written notification from both Buyer and Seller that the sale contemplated by the Purchase Agreement shall not take place, Escrow Agent shall deliver the Earnest Money as required by the Purchase Agreement.

6. Buyer and Seller hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent’s gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Purchase Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Buyer and Seller, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in Hillsborough County, Florida all money or property in Escrow Agent’s hands held under the terms of this Agreement and the Purchase Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Purchase Agreement.

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7. Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement. Escrow Agent’s address for notice purposes is as follows:

Fidelity National Title Insurance Company

4643 S. Ulster Street, 5th Floor

Denver, Colorado

Attn: Lindsey Mann

Telephone: (720) 200-1227

Facsimile: (303) 633-7624

E-mail: Lindsey.Mann@fnf.com

8. This Agreement shall be governed by and construed in accordance with the internal laws of the State of in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

a-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and sealed this              day of November, 2010.

SELLER:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

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BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:
Name:
Title:

[SEAL]

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

a-5

EXHIBIT B

DESCRIPTION OF LAND

MADISON BUILDING E

LEGAL DESCRIPTION

LEGAL DESCRIPTION:

PARCEL “E”

A Parcel of Land being a portion of Lot 29 as per map or plat thereof “Madison Industrial Park”, Plat Book, 109, Page 141 of the Public Records of Hillsborough County, Florida, Section 3, Township 30 South, Range 19 East and being further described as follows.

BEGIN at the Northeast corner of Lot 29, as per said map or plat “Madison Industrial Park”, Plat Book 109, Page 141 of the Public Records of Hillsborough County, Florida; thence South 00°32'05" West, along the East lot line of said Lot 29, a distance of 465.15 feet to the Southeast corner of said Lot 29; thence North 89°14'53" West, departing said East lot line and along the South lot line of said Lot 29, a distance of 733.87 feet to a point on the common lot line between said Lot 29 and Tract “G”, of said map or plat “Madison Industrial Park”; thence North 28°13'32" West, departing said South lot line of Lot 29 along said common lot line between Lot 29 and Tract “G”, a distance of 24.01 feet; thence North 42°21'48" West, a distance of 109.43 feet; thence South 85°14'58" West, a distance of 9.55 feet; thence North 00°45'07" East, departing said common lot line between Lot 29 and Tract “G”, a distance of 362.03 feet to a point on the North lot line of said Lot 29; the next Seven (7) courses follow the North lot line of said Lot 29; (1) thence South 89°27'55" East, a distance of 251.10 feet; (2) thence North 73°36'44" East, a distance of 14.55 feet; (3) thence North 56°41'23" East, a distance of 104.60 feet to the point of curvature of a curve concave Southerly, having a radius of 28.00 feet and a central angle of 67°41'25"; (4) thence along the arc of said curve to the right, a distance of 33.08 feet, said curve having a chord bearing of South 89°27'55" East, a distance of 31.19 feet to a point of tangency; (5) thence South 55°37'13" East, a distance of 104.60 feet; (6) thence South 72°32'34" East, a distance of 14.55 feet; (7) thence South 89°27'55" East, a distance of 344.16 feet to the POINT OF BEGINNING.

Said Parcel Containing 386,517.46± square feet or 8.87± acres.

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EXHIBIT C

LIST OF LEASES AND COMMISSION AGREEMENTS

MADISON BUILDING E

•	American Tire Distributors, Inc. – Lease Documents

1.	Industrial Lease Agreement between Industrial Property Fund IX, L.P., as Landlord, and American Tire Distributors, Inc., as Tenant, dated March 13, 2008.

2.	Memorandum of Lease between Industrial Property Fund IX, L.P., as Landlord, and American Tire Distributors, Inc., as Tenant, dated March 13, 2008.

3.	Waiver and Consent between Industrial Property Fund IX, L.P., as Landlord, and Bank of America, N.A., as Agent, dated March 13, 2008.

4.	Letter dated November 14, 2008 regarding notification of dates under that certain Industrial Lease Agreement between Industrial Property Fund IX, L.P., as Landlord, and American Tire Distributors, Inc., as Tenant, dated March 13, 2008.

•	American Tire Distributors, Inc. – Commission Agreements

1.	Exclusive Leasing and Sales Agency Contract and Schedule of Commissions dated January 2, 2007 between CB Richard Ellis, Inc., as Broker, and Industrial Developments International, Inc., as Landlord.

2.	Amendment to Exclusive Leasing and Sales Agency Contract and Schedule of Commissions dated January 2, 2007 between CB Richard Ellis, Inc., as Broker, and Industrial Developments International, Inc., as Landlord.

3.	Commission Agreement between York Property Company, as Cooperating Broker, and CB Richard Ellis, Inc., as Listing Broker.

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EXHIBIT D

PERMITTED TITLE EXCEPTIONS

1. Taxes and assessments for the year or tax period in which the Closing occurs which are not yet due and payable and subsequent years.

2. Leases and any new leases entered into between the Contract Date and the Closing Date and approved or deemed approved by Buyer in accordance with this Agreement.

3. Such state of facts as are revealed by the Survey and either (i) not timely objected to by Buyer, or (ii) waived by Buyer.

4. Other title exceptions listed in the Title Commitments and either (i) not timely objected to by Buyer, or (ii) waived by Buyer and which Seller is not obligated to cure or has not undertaken to cure, as provided in the Agreement.

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EXHIBIT E

LIST OF PERSONAL PROPERTY

None.

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EXHIBIT F

RENT ROLL

MADISON BUILDING E

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EXHIBIT G

SERVICE CONTRACTS

MADISON BUILDING E

1.	Service and Indemnity Agreement between Industrial North American Properties II, LLC, by IDI Services Group, LLC, as agent (as Owner), and American Facility Services, as Contractor, dated July 1, 2010 (Window Cleaning Service)

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EXHIBIT H

TENANT ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE

To:	___________________________________________
___________________________________________
___________________________________________
___________________________________________

Re: Lease dated             ,              (“Lease”) between              (“Landlord”) and             , a              (“Tenant”) with respect to the premises described in the Lease located at              (“Premises”).

The undersigned hereby certifies to              (“Buyer”) and Lender (defined below) as follows:

1.	The undersigned is the “Tenant” under the above referenced lease (“Lease”) covering the above referenced Premises. A true, correct and complete copy of the Lease [including all addenda, riders, amendments, modifications and supplements thereto (collectively, the “Lease Modifications”)] is attached as Exhibit “1” and each document comprising the Lease Modifications is listed below:

a.

b.

c.

d.

For purposes hereof, all references to the “Lease” shall include the original lease agreement and all of the Lease Modifications thereto.

2.	The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises, and the Lease has not been modified, changed, altered or amended in any respect except as set forth above. The Lease is in full force and effect.

3.	The term of the Lease commenced on , , and, taking into account any previously exercised options and all effective renewal terms, will expire on , . Tenant has accepted possession of the Premises and is or is not (circle one) the actual occupant in possession and has not sublet, assigned or hypothecated Tenant’s leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any other allowances and inducements due and payable to Tenant.

4.	As of the date of this Estoppel Certificate, to the knowledge of Tenant, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

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5.	Tenant is currently obligated to pay rental in fixed monthly installments of $ per month (which amount includes CAM expenses) (taking into account all Consumer Price Index adjustments and other adjustments pursuant to the terms of the Lease), and monthly installments of rent have been paid through , 20 .

6.	Operating costs, common area expenses, taxes and other pass throughs [INSERT IF APPLICABLE: are based upon base year and] are presently included in Tenant’s monthly rental installments as specified in section 5 above. No rent has been paid more than one (1) month in advance. Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $ which was paid pursuant to the Lease.

7.	Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part).

8.	Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the building of which the Premises are a part and Tenant has no right to renew or extend the term(s) of the Lease except .

9.	Except as expressly set forth in the Lease, Tenant has no preferential right to parking spaces or storage area(s).

10.	Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except for: .

11.	There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant, that remain in effect on the date hereof.

12.	All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

13.	Any guaranty agreement provided in connection with the Lease remains in full force and effect, no amounts are due from guarantor or have been paid by guarantor under such guaranty and there are no existing credits, defenses, offsets or counterclaims which guarantor has against Landlord or tenant which would adversely affect the enforcement of the guaranty by Landlord. A true and correct copy of such guaranty is attached hereto.

This Estoppel Certificate is made to Buyer in connection with the prospective purchase by Buyer or Buyer’s assignee, of the property of which the Premises is a part. This Estoppel Certificate may be relied on by Buyer, and any other party who acquires an interest in the Premises in connection with such purchase and any person or entity which may finance such purchase (each, a “Lender”).

[signature page follows]

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Dated this                  day of                     , 20__.

“TENANT”
___________________________________________
___________________________________________

By:
Name:
Its:

The undersigned hereby acknowledges and agrees to the foregoing Estoppel Certificate.

“GUARANTOR” (If any)
___________________________________________
___________________________________________

By:
Name:
Its:

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EXHIBIT I

DESCRIPTION OF LITIGATION AFFECTING SELLER OR THE PROPERTY

None

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EXHIBIT J

Prepared by and return to:

_____________________

_____________________

_____________________

_____________________

PARCEL IDENTIFICATION NO.:

SPECIAL WARRANTY DEED

THIS INDENTURE, made this              day of             , 20__, between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation, herein the Grantor, whose mailing address is 1100 Peachtree Street, Suite 1100, Atlanta, Georgia 30309, and                                                  , herein called the Grantee, whose mailing address is c/o IIT Acquisitions LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: General Counsel.

WITNESSETH

The Grantor, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by the Grantee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained and sold and does hereby grant, bargain and sell to Grantee the following described real estate, situated, lying and being in the County of             , State of             , more particularly described on Exhibit A attached hereto and made a part hereof.

SUBJECT TO only those matters set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the aforesaid real estate, together with all the improvements, licenses, tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining unto Grantee, its successors and assigns in fee simple forever.

And Grantor hereby covenants with Grantee that Grantor is lawfully seized in fee simple of the aforesaid real estate; that Grantor has good right to sell and convey the same; that the same is unencumbered except for the Permitted Encumbrances, to all of which this conveyance is expressly made. Grantor hereby warrants the title to the aforesaid real estate and will defend same against the lawful claims of all persons claiming by, through or under Grantor, but no others.

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(When used herein the terms “Grantor” and “Grantee” shall be construed to include, masculine, feminine, singular or plural as the context permits or requires, and shall include heirs, personal representatives, successors or assigns.)

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed in its name and caused its seal to be affixed as of the day and year first above written.

Signed, sealed and delivered in the presence of:	INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Witness (print name):_____________________________	Name:
Title:

Witness (print name):_____________________________

Attest:
Witness (print name):_____________________________	Name:
Title:

Witness (print name):_____________________________
[CORPORATE SEAL]

j-2

THE STATE OF GEORGIA	§

COUNTY OF FULTON	§

The foregoing instrument was acknowledged before me on                              , 20__, by                      and             , the              and                 , respectively of Industrial Developments International, Inc., a Delaware corporation, on behalf of the corporation. They personally appeared before me, are personally known to me or produced              as identification.

Notary Public, State of Georgia

My Commission Expires:

Printed/Typed Name

j-3

EXHIBIT A TO SPECIAL WARRANTY DEED

[LEGAL DESCRIPTION OF PROPERTY]

EXHIBIT B TO SPECIAL WARRANTY DEED

[PERMITTED ENCUMBRANCES]

j-4

EXHIBIT K

Reserved

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EXHIBIT L

ASSIGNMENT AND ASSUMPTION OF

LEASES AND GUARANTIES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES (this “Assignment”) is made and entered into as of this              day of             , 20    , by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Assignor”) and                                               (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Assignment, Assignor has sold and conveyed to Assignee its fee interests in all those tracts or parcels of land more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”);

WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to all leases, subleases and other occupancy agreements (hereinafter collectively referred to as the “Leases”) in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property, as described in Exhibit B attached hereto and incorporated herein by reference, all guaranties (hereinafter collectively referred to as the “Guaranties”) of the obligations of the tenants under the Leases as described in Exhibit C attached hereto, and all security deposits (hereinafter collectively referred to as the “Security Deposits”) as described in Exhibit D attached hereto, the receipt of which is hereby acknowledged by Assignee;

WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under each of the Leases from and after (but not before) the date of this Assignment, including, without limitation, all obligations under the Leases with respect to Security Deposits;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

1. Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Leases, the Guaranties and the Security Deposits.

1-1

2. Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Leases for that period of time from and after, but not before, the date of this Assignment, including without limitation, all covenants and obligations of Assignor with respect to the Security Deposits.

3. Indemnity. Assignor hereby indemnifies and holds Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignor’s failure, prior to the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the lessor or landlord under the Leases to be observed, performed or discharged on, or relating to, or accruing with respect to the period prior the date of this Assignment, including, without limitation, any liability for any application of the Security Deposits by Assignor with respect to the period prior to the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignee’s failure, from and after the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities assumed by Assignee with respect to the Leases and relating to, or accruing with respect to, the period from and after, but not before, the date of this Assignment, including, without limitation, any liability for any application of the Security Deposits by Assignee from and after the date of this Assignment.

4. Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

5. Binding Effect. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6. Multiple Counterparts. This instrument may be executed in multiple counterparts, each of which shall constitute an original hereof, but all of which, when taken together, shall constitute but one and the same document.

1-2

IN WITNESS WHEREOF, Assignor and Assignee has each caused this Assignment to be executed and sealed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

1-3

ASSIGNEE:
___________________________________________

By:
Name:
Title:

Attest:
Name:
Title:

[SEAL]

1-4

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES

[LEGAL DESCRIPTION OF PROPERTY]

1-5

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES

[LEASES]

1-6

EXHIBIT C TO ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES

[GUARANTIES]

1-7

EXHIBIT D TO ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES

[SECURITY DEPOSITS]

1-8

EXHIBIT M

STATE OF

COUNTY OF

CERTIFICATE AND AFFIDAVIT OF NON-FOREIGN STATUS

The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

1. The undersigned is currently the                                                          of INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and that the address of the Corporation is 1100 Peachtree Street, Suite 1100, Atlanta, Georgia 30309.

2. The Corporation is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”).

3. The Corporation’s United States taxpayer identification number or, if applicable, Social Security Number is                             .

4. The undersigned is making this Certificate and Affidavit pursuant to the provisions of the Code in connection with the assignment or conveyance of the right, title and interest of the Corporation in and to certain properties in                                  County,                          to                                                                                                    (the “Transferee”), which assignment or conveyance constitutes the disposition by the Corporation of United States real property interests, for the purposes of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such dispositions.

5. The undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

m-1

6. Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and hereby certify that it is true, correct and complete.

Certified, sworn to and subscribed before me this day of , 20 .

(SEAL)
Notary Public

My Commission Expires:

(NOTARIAL SEAL)

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EXHIBIT N

BILL OF SALE

THIS BILL OF SALE is executed and delivered as of the      day of                             , 20    , by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Seller”), and                                                                                                                           (hereinafter referred to as “Buyer”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer its fee interest in the improved real property (the “Property”) described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, in connection with such conveyance of the Property, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all right, title and interest of Seller in and to the personal property, if any, owned by Seller and located on the Property (hereinafter referred to as the “Personal Property”);

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

1. Sale and Conveyance. Seller hereby sells, transfers and conveys unto Buyer, its successors and assigns, all right, title and interest of Seller in and to the Personal Property. SELLER MAKES NO AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PERSONAL PROPERTY OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE OR USE, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR THE CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

2. Governing Law; Headings; Rules of Construction. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State in which the Property is located,, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Bill of Sale is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Bill of Sale shall not be construed against the maker thereof.

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3. Binding Effect. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators legal representatives, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and sealed by its duly authorized signatory as of the day and year first above written.

SELLER:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

n-2

EXHIBIT A TO BILL OF SALE

[LEGAL DESCRIPTION OF PROPERTY]

n-3

EXHIBIT O

ASSIGNMENT AND ASSUMPTION

OF SURVIVING SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE CONTRACTS (this “Assignment”) is made and entered into as of this      day of                                     , 20    , by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Assignor”), and                                                                                        (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery hereof, Assignor has sold and conveyed to Assignee its fee interests in all those tracts or parcels of land more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”); and

WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to all service, management, equipment, labor, material, maintenance, repair, lease commission and other contracts relating to the maintenance, repair or operation of the Property which Assignee has agreed shall not be terminated by Assignor as of the date hereof and continue in force and effect (hereinafter collectively referred to as the “Surviving Service Contracts”); and

WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under the Surviving Service Contracts from and after the date of this Assignment;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

1. Transfer and Assignment. Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Surviving Service Contracts, which are more particularly described on Exhibit B attached hereto and incorporated herein by reference.

2. Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Surviving Service Contracts arising from and after, but not before, the date of this Assignment.

o-1

3. Indemnity. Assignor hereby indemnifies and holds Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignor’s failure, prior to the date hereof, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the Assignor under the Surviving Service Contracts to be observed, performed or discharged with respect to the period prior to the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignee’s failure, from and after the date of this Assignment, to observe, perform and discharge all covenants, obligations and liabilities with respect to the period on and after, but not before, the date of this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State where the Property is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Assignment is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Assignment shall not be construed against the maker thereof.

5. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6. Multiple Counterparts. This Assignment may be executed in multiple counterparts, each of which shall constitute an original hereof, but all of which, when taken together, shall constitute but one and the same document.

o-2

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed and sealed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

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ASSIGNEE:

By:
Name:
Title:

[SEAL]

o-4

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF

SURVIVING SERVICE CONTRACTS

[LEGAL DESCRIPTION OF PROPERTY]

o-5

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF

SURVIVING SERVICE CONTRACTS

LEASE COMMISSION AGREEMENTS

o-6

SERVICE CONTRACTS

o-7

EXHIBIT P

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT is made as of the          day of                         , 20    , by INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation (“Assignor”), to                                                                                                            (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Assignment, Assignor has sold, conveyed and assigned to Assignee all of its right, title and interest in and to the real property described in Exhibit A attached hereto and by this reference made a part hereof, together with all improvements thereon (the “Improvements”) and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”); and

WHEREAS, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to all assignable guaranties and warranties in connection with the Improvements and to certain property, contract rights and other matters more fully described below subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the terms hereof, hereby assigns, transfers, and sells to Assignee, without recourse, the following:

(1) All Assignor’s right, title, and interest in and to all transferable architectural, mechanical, engineering, and other plans and specifications, including site plans, floor plans, drawings, schematics, and surveys, and any contracts rights expressly assumed by Assignee relating to the Property;

(2) All Assignor’s right, title, and interest in and to all transferable certificates, permissions, consents, authorizations, variances, waivers, licenses, approvals, and other permits, which includes any pending applications, from any governmental authority in respect of the Property;

(3) All the right, title, interest, claim and demand which Assignor has in the guaranties and warranties described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Warranties”) in connection with the Improvements to the extent assignable. Notwithstanding anything to the contrary contained herein, if any Warranty cannot be assigned by Assignor, Assignor agrees to fully cooperate with Assignee (at no cost to Assignor) to enforce the terms of the Warranty on behalf of Assignee; and

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(4) All Assignor’s right, title and interest in and to trade names and trademarks associated with the Property and the Improvements (but only the non-exclusive right to use the name “Madison”, “Madison Business Center” and any derivatives thereof).

Notwithstanding anything to the contrary contained herein, this Assignment (a) shall not apply to any portion of the Warranties or other rights or instruments described herein which apply to Improvements not located on the Property and (b) shall be subject and subordinate to Assignor’s assignment, if any, of any Warranties or other rights or instruments described herein to any tenants (or subtenants) of the Property under leases (or subleases) with Assignor as of the date hereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

ASSIGNEE:

By:
Name:
Title:

[SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ASSIGNOR:

INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

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EXHIBIT A TO GENERAL ASSIGNMENT

ASSIGNMENT OF GUARANTIES AND WARRANTIES

[PROPERTY]

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EXHIBIT B TO GENERAL ASSIGNMENT

GUARANTIES AND WARRANTIES

[WARRANTIES]

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EXHIBIT Q

MASTER SERVICE CONTRACTS

MADISON BUILDING E

1.	IDI Form 905-PM Purchase Order for Professional Services between Industrial Property Fund IX, L.P., as Owner, and Dynamic Fire Protection, LLC, as Contractor, dated November 17, 2009 (Fire Protection)

2.	Service and Indemnity Agreement between Industrial Property Fund IX, L.P., as Owner, and Sutton Consulting Arborist, Inc., as Contractor, dated April 1, 2009 (Landscape Consulting)

3.	Service and Indemnity Agreement between Industrial Property Fund IX, L.P., as Owner, and Girard Environmental Services, Inc., as Contractor, dated July 15, 2009 (Landscaping)

4.	Service and Indemnity Agreement between Industrial Property Fund IX, L.P., as Owner, and Apex Pest Control, as Contractor, dated September 1, 2009 (Pest Control)

5.	IDI Form 905-PM Purchase Order for Professional Services between Industrial Property Fund IX, L.P., as Owner, and Dynamic Fire Protection, LLC, as Contractor, dated June 16, 2008 (Fire Sprinkler Annual Inspection)

6.	IDI Form 905-PM Purchase Order for Professional Services between Industrial Property Fund IX, L.P., as Owner, and Griffin Parking Maintenance, Inc., as Contractor, dated June 17, 2008 (Parking Lot Sweeping)

7.	IDI Form 905-PM Purchase Order for Professional Services between Industrial Property Fund IX, L.P., as Owner, and Advanced Power Technologies, LLC, as Contractor, dated March 23, 2009 (Lighting Maintenance)

8.	IDI Form 905-PM Purchase Order for Professional Services between Industrial Property Fund IX, L.P., as Owner, and Roof Solutions, Inc., as Contractor, dated January 15, 2010 (Roof Inspection & Maintenance)

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EXHIBIT R

AUDIT LETTER

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended                             , 20    , was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [INSERT NAME AND ADDRESS OF PROJECT] (the “Project”) in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project and cannot be relied upon or inure to the benefit of any other person or entity without our prior written consent. In connection with your [INSERT DATE] audit we confirm, to our actual knowledge, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

We have made available to you all material revenue and expense records and related data concerning this Project for the year ending                             , which are in our possession.

Except as expressly set forth on Exhibit A attached hereto, we have no actual knowledge of any:

1.	Irregularities involving any member of Seller’s management or Seller’s employees that could have a materially adverse effect on the statement of operating income.

2.	Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

3.	Material events that have occurred subsequent to , 2010 that would require material adjustment to the statement of operating income.

There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

SELLER:

_________________________________________,
a _________________________________________

By:
Name:
Title:

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SCHEDULE 6.2

Existing Title Policy

CC&R’s/REA’s if applicable

Existing ALTA Survey

Engineering/Property Condition Reports

Geotechnical/Soils Report

Seismic Report, if applicable

Existing Environmental Report(s) - Phase I, Phase II, etc.

As-Built Drawings (Hard copy & electronic)

Architectural Drawings (Hard copy & electronic)

Mechanical, Electrical, Plumbing, Sprinkler/Fire Protection Drawings and Specifications

Certificates of Occupancy and/or Substantial Completion (shell & tenant)

Warranties & Guaranties (HVAC, Roof, Elevator, Other)

Governmental Permits, Notices, Reports, Citations, Compliance / Non-Compliance & Correspondence

Documents from any Governmental authority pertaining to the property

Annual Inspection Reports (elevator, HVAC, roof, fire pump, sprinkler) for last 24 months

Recent Inspection Reports (fire department, building inspections, zoning, if applicable)

Construction O&M Manuals

Punchlists

Architectural Agreements

General Contracts

Project Manuals

Leases, Amendments & Subleases

Rent Commencement Letters

Tenant Correspondence

Summary of any Proposed Leases

List of Personal Property

Tenant Financial Statements

Tenant Contact List

Detailed Rent Roll (including expiration summary, security deposits, options, etc.) [2009 and current]

Historical Operating Statements (36 months, by month and year, including YTD)

General and Tenant Ledgers (2008, 2009 & YTD)

Aged Receivables/Delinquency Report

Annual Expense Reconciliation (current and prior year)

Current Budget & Variance Report

Capital Expenditure/Major Repair (36 months and descriptions, if applicable)

Utility Bills (12 months)

Property Management Agreement

Commission / Leasing Agreements

Service/Maintenance Contracts

Vendor Contact List

Current Year Tax Valuation

Tax Bills (previous two years)

History of Tax Protests, if any (including original and final valuations)

Pending Tax Protests, if any

Tax Abatement

Seller’s Issuance of Insurance Claims or Letter Stating None

Tenant Insurance Certificates

Schedule 6.2-1

Sellers Insurance Certificates

Insurance Bills Showing Annual Premiums (2009 and 2010)

Schedule 6.2-2